Exhibit 4.2


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Right to Purchase Shares of Common Stock of The Panda Project, Inc.



                _______________________________________
                     Common Stock Purchase Warrant


          The Panda Project, Inc., a Florida corporation having an address at 901 Yamato Road, Boca Raton, Florida 33431 (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, --------- having an address at ------------- ("Purchaser"), or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof (subject to the provisions of Section 2 hereof) and ending on the date which is sixty (60) months after the date hereof (the "Exercise Period") up to ---------- fully paid and nonassessable shares of Common Stock, par value $0.01, of the Company (the "Common Stock") at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein.

          This Warrant is one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Subscription Agreement (the "Agreement") by and among the Company and the purchasers (the "Subscribers") of the original issue of the Warrants, pursuant to which the Company has agreed to issue and sell its Series A Convertible Preferred Stock (the "Preferred Shares") and, in connection with such sale, such Subscribers shall receive warrants to purchase shares of Common Stock. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

1.  DEFINITIONS.

            (a) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant at any given time who, at the time of assignment, acquired the right to purchase at least 1000 Warrant Shares (such number being subject to adjustment after the date hereof pursuant to Section 5 hereof).

            (b) the term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

            (c) the term "Purchase Price" shall mean 115% of the average of the closing bid price per share of Common Stock for the five (5) trading days immediately preceding the applicable issuance date of this Warrant.

            (d) other terms used herein which are defined in the Agreement or the Registration Rights Agreement, dated as of February __, 1998 (the "Registration Rights Agreement"), shall have the same meanings herein as therein.

          2.  EXERCISE OF WARRANT.

          This Warrant may be exercised by Warrant Holder, in whole or in part, at any time and from time to time during the Exercise Period, by surrender of this Warrant, together with the Purchase Price (as defined in Section 1) for each share of Common Stock as to which the Warrant is exercised, and the form of warrant exercise attached hereto as Exhibit A duly executed by Warrant Holder, to the Company at its principal office. In the event that this Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

          3.  DELIVERY OF STOCK CERTIFICATES.

            (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) trading days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates (registered in the name of the Warrant Holder or its designee) for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise.
            (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the Fair Market Value of such fractional share.
          For purposes of this Warrant, Fair Market Value equals the closing sale price of the Common Stock on the Principal Market on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the Nasdaq National Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.


            (c) Notwithstanding any provision of this Section 3, as of any date prior to the date of exercise of this Warrant, or any portion thereof, the aggregate number of shares of Common Stock into which this Warrant, all other warrants and all other securities convertible into or exchangeable for Common Stock held by the Warrant Holder and its affiliates shall be convertible or exchangeable, together with the shares of Common Stock then beneficially owned (as such term is defined in the 1934 Act) by such Warrant Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date. This Warrant shall not be exercisable on any date to the extent that such exercise would limit the ability of the Investor to purchase shares of Common Stock as a result of a Put Share Notice (as such terms are defined in the Agreement) pursuant to Section 1(c) of the Agreement.

          4.  COVENANTS OF THE COMPANY.

            (a) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Securities Act covering the resale or other disposition thereof of the Warrant Shares by the Warrant Holder is effective to the extent provided in the Registration Rights Agreement.


            (b) The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification and approval of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

            (c) During the Exercise Period, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Principal Market and shall not amend its Articles of Incorporation or By-laws so as to constitute a breach of the Company's obligations hereunder or so as to adversely affect any rights of the Warrant Holder under this Warrant.

            (d) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

            (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid, non-assessable and free of preemptive rights. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

            (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the 1933 Act, any other rule or regulation of the SEC that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                 (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                 (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and 1934 Act; and

                 (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

          The number of, and kind of, securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

            (a)  SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES.
          If the Company shall at any time during the Exercise Period subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) STOCK DIVIDEND. If at any time during the Exercise Period the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price per share shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

            (c) OTHER DISTRIBUTIONS. If at any time during the Exercise Period the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then the Company shall decrease the per share Purchase Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors.

            (d) MERGER, ETC. If at any time during the Exercise Period there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity, then the Warrant Holder shall be entitled to receive upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The provisions of this Section 5(d) shall similarly apply to successive mergers or consolidations.

            (e) RECLASSIFICATION, ETC. If at any time during the Exercise Period there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised. The provisions of this Section 5(e) shall similarly apply to successive reorganizations and reclassifications.

            (f) ADJUSTMENTS: ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

          6.  NO IMPAIRMENT.

          The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Share above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant. By acceptance hereof, the Warrant Holder acknowledges and agrees that the transactions specified in Section 2(i) and (ii) hereof shall not constitute an impairment of the rights of the Warrant Holder hereunder.

          7.  NOTICE OF ADJUSTMENTS.

          Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

          8.  RIGHTS AS STOCKHOLDER.

          Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which such dividend, distribution or right shall become effective and the amount and character of such dividend, distribution or right.

          9.  REPLACEMENT OF WARRANT.

          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor to the registered owner in lieu of the Warrant so lost, stolen, destroyed or mutilated.

          10.  TAXES.

          The issuance of any shares of Common Stock or other securities upon the exercise of this Warrant, and the delivery of certificates or other securities, shall be made without charge to the Warrant Holder for any tax or other charge in respect of such issuance.

          11.  SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION; WAIVER
OF JURY TRIAL.

            (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

            (b) Each of the Company and the Warrant Holder hereby (i) agree that all actions or proceedings arising directly or indirectly from or in connection with this Warrant shall be litigated only in the Supreme Court of the Sate of New York or the United States District Court for the Southern District of New York located in New York County, New York and (ii) to the extent permitted by applicable law, consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the such party at its address, set forth in this Warrant (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Warrant.

          12.  ENTIRE AGREEMENT; AMENDMENTS.

          This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby except as specifically set forth herein and therein. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          12.  RESTRICTED SECURITIES.

          Section 5 of the Agreement is incorporated herein by reference and hereby made a part hereof, to the extent relating to the Warrant Shares.

          13.  NOTICES.

          Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correction answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
(b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                    If to the Company:

                         The Panda Project, Inc.
                         901 Yamato Road
                         Boca Raton, Florida  33431
                         Telephone:  (561) 994-2300
                         Facsimile:  (561) 944-2436
                         Attention:  Stanford W. Crane, Jr.

                    With a copy to:
                         Hale and Dorr LLP
                         1455 Pennsylvania Avenue NW
                         Washington, D.C.  20004
                         Telephone:  (202) 942-8400
                         Facsimile:  (202) 942-8484
                         Attention:  Gilbert B. Kaplan, Esq.

                    to the Warrant Holder:

                         ___________________
                         ___________________
                         ___________________
                         ___________________

                    with copies to:
                         ___________________
                         ___________________
                         ___________________
                         ___________________

Each of the Company and the Warrant Holder may from time to time change its address for notices under this Section 13 by giving at least 10 days' prior written notice of such changed address to the other.

          14.  MISCELLANEOUS.

          This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to principles of conflict of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

          15.  EXPIRATION.

          The right to exercise this Warrant shall expire sixty (60) months after the date of original issuance.

Dated: February __, 1998

                              THE PANDA PROJECT, INC.

                              By:___________________________
                              Title:

                              (CORPORATE SEAL)
Attest:

By:_______________________
Title:
                                                            EXHIBIT A

                       FORM OF WARRANT EXERCISE


TO:_______________


          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ______________ shares of Common Stock of The Panda Project, Inc., a Florida corporation (the "Company"), and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________, whose address is
__________________________________________________.

Dated:

                                        ____________________________
                                        (Signature must conform to
                                        name of holder as specified on
                                        the face of the Warrant)



                                        ______________________________
                                        (Address)

                                                            EXHIBIT B



                           FORM OF ASSIGNMENT
                          --------------------
              (To be signed only on transfer of Warrant)

            For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of The Panda Project, Inc., a Florida corporation (the "Company"), to which the within Warrant relates, and appoints __________________, Attorney, to transfer such right on the books of the Company, with full power of substitution the premises.

Dated:
                                      ______________________________
                                      (Signature must conform to name
                                      of holder as specified on the
                                      face of the Warrant)



                                      ______________________________
                                      (Address)



Signed in the presence of:


_________________________